Exhibit 99.2

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Financial Information

On December 31, 2015, Huron Consulting Group Inc. ("Huron" or "Company") completed its divestiture of the Huron Legal practice ("Huron Legal") pursuant to a Purchase Agreement (the "Agreement"). Huron sold Huron Legal for gross proceeds of $112 million in cash at closing, before taxes and transaction-related expenses, plus a cash post-closing payment ranging from zero to $22 million contingent upon final full year 2015 financial results, and subject to certain other adjustments set forth in the Agreement. Huron Legal's historical financial results will be reflected in Huron's consolidated financial statements as a discontinued operation.

The following unaudited pro forma consolidated balance sheet as of September 30, 2015 gives effect to the sale of Huron Legal as if the transaction occurred on September 30, 2015. The unaudited pro forma consolidated statement of earnings for the nine months ended September 30, 2015 and the years ended December 31, 2014, 2013, and 2012 give effect to the sale of Huron Legal as if the transaction occurred on January 1, 2012. The pro forma balance sheet and statement of earnings are hereafter collectively referred to as the "Pro Forma Financial Information." The Pro Forma Financial Information is unaudited and does not purport to represent what the consolidated balance sheet would have been if the sale of Huron Legal had occurred on September 30, 2015, or what the consolidated statements of earnings would have been if the sale of Huron Legal had occurred on January 1, 2012, or what those results will be for any future periods.

The Pro Forma Financial Information is based upon the historical financial statements of Huron and has been adjusted to reflect factually supportable items that are directly attributable to the sale, and, with respect to the statement of earnings only, are expected to have a continuing impact on the consolidated results. The adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments.

The Pro Forma Financial Information has been derived without adjustment from Huron's historical unaudited consolidated financial statements included in the Company's Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 and the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

The Pro Forma Financial Information should be read in conjunction with:

•	The accompanying notes to the Pro Forma Financial Information;

•
The unaudited consolidated financial statements of Huron as of and for the nine months ended September 30, 2015 and the related notes thereto as presented in Huron's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") on October 22, 2015; and

•
The audited consolidated financial statements of Huron as of and for the years ended December 31, 2014, 2013, and 2012 and the related notes thereto as presented in Huron's Annual Report on Form 10-K filed with the SEC on February 24, 2015.

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2015
(In thousands)

	As Reported	Pro Forma Adjustments (a)		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$13,462	$103,347	(b)	$116,809
Receivables from clients, net	123,984	(23,642)		100,342
Unbilled services, net	82,447	(12,117)		70,330
Income tax receivable	4,778	—		4,778
Deferred income taxes, net	9,228	(437)		8,791
Prepaid expenses and other current assets	22,962	(3,825)		19,137
Total current assets	256,861	63,326		320,187
Property and equipment, net	47,457	(11,389)		36,068
Long-term investment	34,050	—		34,050
Other non-current assets	24,525	(669)		23,856
Intangible assets, net	102,450	(3,658)		98,792
Goodwill	806,801	(59,699)		747,102
Total assets	$1,272,144	$(12,089)		$1,260,055
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,718	$—		$9,718
Accrued expenses	25,227	(3,282)	(c)	21,945
Accrued payroll and related benefits	62,600	—		62,600
Deferred revenues	22,721	(210)		22,511
Total current liabilities	120,266	(3,492)		116,774
Non-current liabilities:
Deferred compensation and other liabilities	16,204	(486)		15,718
Long-term debt	419,426	—		419,426
Deferred lease incentives	14,535	(384)		14,151
Deferred income taxes, net	53,842	(4,763)	(d)	49,079
Total non-current liabilities	504,007	(5,633)		498,374
Commitments and contingencies
Stockholder's equity
Common stock	243	—		243
Treasury stock	(101,239)	—		(101,239)
Additional paid-in capital	453,317	—		453,317
Retained earnings	294,523	(5,551)	(f)	288,972
Accumulated other comprehensive income	1,027	2,587	(e)	3,614
Total stockholders’ equity	647,871	(2,964)		644,907
Total liabilities and stockholders’ equity	$1,272,144	$(12,089)		$1,260,055

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Statement of Earnings
For the nine months ended September 30, 2015
(In thousands, except per share amounts)

	As Reported	Pro Forma Adjustments (g)	Continuing Operations

Revenues and reimbursable expenses:
Revenues	$621,378	$(107,468)	$513,910
Reimbursable expenses	55,900	(2,634)	53,266
Total revenues and reimbursable expenses	677,278	(110,102)	567,176
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	366,078	(68,630)	297,448
Amortization of intangible assets and software development costs	12,277	(175)	12,102
Reimbursable expenses	55,826	(2,632)	53,194
Total direct costs and reimbursable expenses	434,181	(71,437)	362,744
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	132,627	(15,371)	117,256
Restructuring charges	2,490	(913)	1,577
Litigation and other (gains) losses	524	—	524
Depreciation and amortization	25,771	(7,370)	18,401
Total operating expenses and other operating (gains) losses	161,412	(23,654)	137,758
Operating income	81,685	(15,011)	66,674
Other income (expense), net:
Interest expense, net of interest income	(13,800)	6	(13,794)
Other income (expense), net	(1,939)	(43)	(1,982)
Total other expense, net	(15,739)	(37)	(15,776)
Income from continuing operations before income tax expense	65,946	(15,048)	50,898
Income tax expense	26,237	(4,590)	21,647
Net income from continuing operations	$39,709	$(10,458)	$29,251
Earnings per share:
Basic	$1.79	$(0.47)	$1.32
Diluted	$1.76	$(0.47)	$1.29
Weighted average shares used in calculating earnings per share:
Basic	22,151	22,151	22,151
Diluted	22,616	22,616	22,616

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Statement of Earnings
For the year ended December 31, 2014
(In thousands, except per share amounts)

	As Reported	Pro Forma Adjustments (g)	Continuing Operations

Revenues and reimbursable expenses:
Revenues	$811,332	$(183,647)	$627,685
Reimbursable expenses	77,875	(4,028)	73,847
Total revenues and reimbursable expenses	889,207	(187,675)	701,532
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	500,171	(115,894)	384,277
Amortization of intangible assets and software development costs	4,888	(298)	4,590
Reimbursable expenses	77,856	(4,001)	73,855
Total direct costs and reimbursable expenses	582,915	(120,193)	462,722
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	155,434	(22,635)	132,799
Restructuring charges	3,438	(627)	2,811
Litigation and other (gains) losses	(590)	—	(590)
Depreciation and amortization	25,014	(9,347)	15,667
Total operating expenses and other operating (gains) losses	183,296	(32,609)	150,687
Operating income	122,996	(34,873)	88,123
Other income (expense), net:
Interest expense, net of interest income	(8,741)	62	(8,679)
Other income (expense), net	353	47	400
Total other expense, net	(8,388)	109	(8,279)
Income from continuing operations before income tax expense	114,608	(34,764)	79,844
Income tax expense	35,557	(2,910)	32,647
Net income from continuing operations	$79,051	$(31,854)	$47,197
Earnings per share:
Basic	$3.52	$(1.42)	$2.10
Diluted	$3.45	$(1.39)	$2.06
Weighted average shares used in calculating earnings per share:
Basic	22,431	22,431	22,431
Diluted	22,925	22,925	22,925

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Statement of Earnings
For the year ended December 31, 2013
(In thousands, except per share amounts)

	As Reported	Pro Forma Adjustments (g)	Continuing Operations

Revenues and reimbursable expenses:
Revenues	$720,522	$(182,394)	$538,128
Reimbursable expenses	67,267	(2,644)	64,623
Total revenues and reimbursable expenses	787,789	(185,038)	602,751
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	443,539	(120,141)	323,398
Amortization of intangible assets and software development costs	3,091	(431)	2,660
Reimbursable expenses	67,320	(2,655)	64,665
Total direct costs and reimbursable expenses	513,950	(123,227)	390,723
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	138,538	(21,562)	116,976
Restructuring charges	761	(456)	305
Litigation and other (gains) losses	(5,875)	—	(5,875)
Depreciation and amortization	20,510	(9,723)	10,787
Total operating expenses and other operating (gains) losses	153,934	(31,741)	122,193
Operating income	119,905	(30,070)	89,835
Other income (expense), net:
Interest expense, net of interest income	(6,518)	43	(6,475)
Other income (expense), net	252	101	353
Total other expense, net	(6,266)	144	(6,122)
Income from continuing operations before income tax expense	113,639	(29,926)	83,713
Income tax expense	47,176	(15,001)	32,175
Net income from continuing operations	$66,463	$(14,925)	$51,538
Earnings per share:
Basic	$2.98	$(0.67)	$2.31
Diluted	$2.92	$(0.66)	$2.26
Weighted average shares used in calculating earnings per share:
Basic	22,322	22,322	22,322
Diluted	22,777	22,777	22,777

HURON CONSULTING GROUP INC.
Unaudited Pro Forma Consolidated Statement of Earnings
For the year ended December 31, 2012
(In thousands, except per share amounts)

	As Reported	Pro Forma Adjustments (g)	Continuing Operations

Revenues and reimbursable expenses:
Revenues	$625,961	$(184,918)	$441,043
Reimbursable expenses	55,764	(3,410)	52,354
Total revenues and reimbursable expenses	681,725	(188,328)	493,397
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	384,884	(123,792)	261,092
Amortization of intangible assets and software development costs	3,809	(174)	3,635
Reimbursable expenses	55,772	(3,412)	52,360
Total direct costs and reimbursable expenses	444,465	(127,378)	317,087
Operating expenses and other operating (gains) losses:
Selling, general and administrative expenses	125,266	(17,650)	107,616
Restructuring charges	4,004	(957)	3,047
Restatement related expenses	1,785	—	1,785
Litigation and other (gains) losses	1,150	—	1,150
Depreciation and amortization	18,529	(7,854)	10,675
Goodwill impairment charge	13,083	—	13,083
Total operating expenses and other operating (gains) losses	163,817	(26,461)	137,356
Operating income	73,443	(34,489)	38,954
Other income (expense), net:
Interest expense, net of interest income	(8,223)	81	(8,142)
Other income (expense), net	428	(3)	425
Total other expense, net	(7,795)	78	(7,717)
Income from continuing operations before income tax expense	65,648	(34,411)	31,237
Income tax expense	29,695	(15,736)	13,959
Net income from continuing operations	$35,953	$(18,675)	$17,278
Earnings per share:
Basic	$1.64	$(0.85)	$0.79
Diluted	$1.61	$(0.83)	$0.78
Weighted average shares used in calculating earnings per share:
Basic	21,905	21,905	21,905
Diluted	22,285	22,285	22,285

HURON CONSULTING GROUP INC.
Notes to Unaudited Pro Forma Consolidated Financial Information

(a) The adjustment reflects the elimination of Huron Legal's assets and liabilities attributed to the disposition.

(b) The adjustment reflects the net cash proceeds, less estimated taxes, received at closing.

Gross cash proceeds	$112,000
Estimated net working capital adjustment	4,548
Transaction costs and other closing payments	(5,875)
Net cash proceeds	110,673
Estimated tax expense on gain on sale	(8,417)
Estimated tax benefit on disposal of foreign entities	1,091
Pro forma cash adjustment	$103,347

(c) The adjustment includes the elimination of accrued transaction costs as of September 30, 2015.

(d) The adjustment includes the non-current deferred tax assets generated by the disposal of foreign entities.

(e) The adjustment reflects the write-off of the cumulative translation adjustment ("CTA") for disposed foreign entities.

(f) The adjustment reflects the estimated net loss on the sale of the Huron Legal practice. The actual net gain or loss will differ from the pro forma estimate due to the difference in timing between the assumed closing date for the Pro Forma Financial Information and the actual closing date of December 31, 2015, the consideration received, if any, for the post-closing payment contingent upon final full year 2015 financial results, and the actual tax expense incurred. We have excluded the fair value of the post-closing payment from the net consideration received below as we are unable to estimate the fair value at this time.

For purposes of the pro forma balance sheet adjustment, Huron Legal's weighted average statutory rate of 39.4% was used to calculate the estimated tax on the gain on sale. This rate does not reflect Huron’s effective tax rate, which includes other tax items, such as foreign taxes, as well as other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact Huron.

Net cash proceeds	$110,673
Transaction costs paid prior to September 30, 2015	(336)
Net consideration received	110,337
Net assets sold	106,869
Write-off of CTA	2,587
Estimated pre-tax gain on sale	881
Estimated tax expense on gain on sale(1)	8,417
Estimated net loss on sale(2)	(7,536)
Plus:
Estimated tax benefit on disposal of foreign entities(2)	1,091
Deferred tax assets generated by disposal of foreign entities(2)	416
Transaction costs expensed as of September 30, 2015	478
Pro forma retained earnings adjustment	$(5,551)

(1) The estimated tax expense on gain on sale is calculated as follows:

Estimated pre-tax gain on sale	$881
Estimated additional taxable gain on sale	20,482
Total taxable gain on sale	21,363
Weighted average statutory tax rate	39.4%
Estimated tax expense on gain on sale	$8,417

The estimated additional taxable gain on sale shown above is primarily related to non-deductible goodwill and intangible assets attributable to the disposition.

(2) This balance was not recorded as an adjustment to the unaudited pro forma consolidated statements of earnings, as it is a non-recurring charge related to the divestiture of Huron Legal and will not have a continuing impact on the operations of the Company.

(g) The adjustment reflects the elimination of Huron Legal's operating results attributed to the disposition.